Exhibit 10.1

INSPIRED BUILDERS, INC.
Home Improvement Contract

The Contractor agrees to do the following work for the Homeowner: (Describe in detail the work to completed, specifying the type, brand, and grade of materials to be used, use additional sheets if necessary.)

Required Permits -The following building permits are required and will be secured by the contractor as the homeowner's agent:	Proposed Start and Completion Schedule -The following schedule will be adhered to unless circumstances beyond the contractor's control arise
(Owners who secure their own permits will be excluded from the Guaranty Fund provisions of MGL chapter 142A.)	____________Date when contractor will begin contracted work.
____________Date when contracted work will be substantially completed.

Total Contract Price and Payment Schedule
The Contractor agrees to perform the work, furnish the material and labor specified above for the total sum of: ________________________(*)

Payments will be made according to the following schedule:

$____________ upon signing contract (not to exceed 1/3 of the total contract price or the cost of special order items, whichever is greater)

$____________ by ____/____/____ or upon completion of __________________________________________________________________

$____________ by ____/____/____ or upon completion of __________________________________________________________________

$____________ upon completion of the contract. (Law forbids demanding full payment until contract is completed to both party’s satisfaction)

The following material/equipment must be special $____________ to be paid for ___________________________________ ordered before the contracted work begins in order to meet the completion schedule.(**) $____________ to be paid for ___________________________________

NOTES: (*) Including all finance charges (**) Law requires that any deposit or down-payment required by the contractor before work begins may not exceed the greater of (a) one-third of the total contract price or (b) the actual cost of any special equipment or custom made material which must be special ordered in advance to meet the completion schedule.

Express Warranty -Is an express warranty being provided by the contractor? ☐No ☐Yes (all terms of the warranty must be attached to the contract)

Subcontractors -The contractor agrees to be solely responsible for completion of the work described regardless of the actions of any third party/subcontractor utilized by the contractor. The contractor further agrees to be solely responsible for all payments to all subcontractors for materials and labor under this agreement.

Contract Acceptance -Upon signing, this document becomes a binding contract under law. Unless otherwise noted within this document, the contract shall not imply that any lien or other security interest has been placed on the residence. Review the following cautions and notices carefully before signing this contract.

☐           Don't be pressured into signing the contract. Take time to read and fully understand it. Ask questions if something is unclear.
☐           Make sure the contractor has a valid Home Improvement Contractor Registration. The law requires most home improvement contractors and subcontractors to be registered with the Director of Home Improvement Contractor Registration. You may inquire about contractor registration by writing to the Director at 10 Park Plaza, Room 5170, Boston, MA 02116 or by calling 617-973-8787 or 888-283-3757.
☐           Does the contractor have insurance? Ask the Contractor for his insurance company information so that you can confirm coverage, or ask to see a copy of a “proof of insurance” document.
☐           Know your rights and responsibilities. Read the Important Information on the reverse side of this form and get a copy of the Consumer Guide to the Home Improvement Contractor Law.

You may cancel this agreement if it has been signed at a place other than the contractor's normal place of business, provided you notify the contractor in writing at his/her main office or branch office by ordinary mail posted, by telegram sent or by delivery, not later than midnight of the third business day following the signing of this agreement. See the attached notice of cancellation form for an explanation of this right.

DO NOT SIGN THIS CONTRACT IF THERE ARE ANY BLANK SPACES!!!
Two identical copies of the contract must be completed and signed. One copy should go to the homeowner. The other copy should be kept by the contractor.

Homeowner’s Signature	Contractor’s Signature

Date	Date

Contractor Arbitration
The Home Improvement Contractor Law provides homeowners with the right to initiate an arbitration action (as an alternative to court action) if they have a dispute with a contractor.  The same right is not automatically afforded to a contractor, however.  The contractor would have to resolve any dispute he/she has with a homeowner in court unless both parties agree to the optional clause provided below.  This clause would give the contractor the same right to arbitration as is afforded to the homeowner by the Home Improvement Contractor Law.

The contractor and the homeowner hereby mutually agree in advance that in the event the contractor has a dispute concerning this contract, the contractor may submit the dispute to a private arbitration firm which has been approved by the Secretary of the Executive Office of Consumer Affairs and Business Regulation and the consumer shall be required to submit to such arbitration as provided In Massachusetts General Laws, chapter 142A.

Homeowner's Signature                                                       Contractor's Signature
NOTICE: The signatures of the parties above apply only to the agreement of the parties to alternative dispute resolution initiated by the contractor.  The homeowner may initiate alternative dispute resolution even where this section is not separately signed by the parties.

Homeowner's Rights
A homeowner's rights under the Home Improvement Contractor Law (MGL chapter 142A) and other consumer protection laws (i.e. MGL chapter 93A) may not be waived in any way, even by agreement.  However, homeowners may be excluded from certain rights if the contractor they choose is not properly registered as prescribed by law.  Homeowners who secure their own building permits are automatically excluded from all Guaranty Fund provisions of the Home Improvement Contractor Law.  The contractor is responsible for completing the work as described, in a timely and workmanlike manner.  Homeowners may be entitled to other specific legal rights if the contractor guarantees or provides an express warranty for workmanship or materials.  In addition to guarantees or warranties provided by the contractor, all goods sold in Massachusetts carry an implied warranty of merchantability and fitness for a particular purpose.  An enumeration of other matters on which the homeowner and contractor lawfully agree may be added to the terms of the contract as long as they do not restrict a homeowner’s basic consumer rights. If you have questions about your consumer/homeowner rights, contact the Consumer Information Hotline (listed below).

Execution of Contract
The contract must be executed in duplicate and should not be signed until a copy of all exhibits and referenced documents have been attached.  Parties are also advised not to sign the document until all blank sections have been filled in or marked as void, deleted, or not applicable. One original signed copy of the contract with attachments is to be given to the owner and the other kept by the contractor.  Any modification to the original contract must be in writing and agreed to by both parties. Contracted work may not begin until both parties have received a fully executed copy of the contract, and the three day rescission period has expired.

Accelerated Payments
A contractor may not demand payments in advance of the dates specified on the payment schedule in cases where the homeowner deems him/herself to be financially insecure.  However, in instances where a contractor deems him/herself to be financially insecure, the contractor may require that the balance of funds not yet due be placed in a joint escrow account as a prerequisite to continuing the contracted work.  Withdrawal of funds from said account would require the signatures of both parties.

Additional Information
If you have general questions or need additional information about the Home Improvement Contractor Law or other consumer rights, or if you wish to obtain a free copy of "A Massachusetts Consumer Guide to Home Improvement" contact:

Consumer Information Hotline Office of Consumer Affairs and Business Regulation 10 Park Plaza, Room 5170, Boston, MA 02116 617-973-8787, 888-283-3757 or visit the OCABR website at
http://www.mass.gov/ocabr/

If you want to verify the registration of a contractor or if you have questions or need additional information specifically about the contractor registration component of the Home Improvement Contractor Law, contact:

Director of Home Improvement Contractor Registration Office of Consumer Affairs and Business Regulation 10 Park Plaza, Room 5170, Boston, MA 02116 617-973-8787, 888-283-3757 or visit the HIC website at
http://www.mass.gov/ocabr/

Go online to view the status of a Home Improvement Contractor’s Registration:
http://db.state.ma.us/homeimprovement/licenseelist.asp

For assistance with informal mediation of disputes or to register formal complaints against a business, call:

Consumer Complaint Section Office of the
Attorney General 617-727-8400 AND/OR
Better Business Bureau 508-652-4800, 508-
755-2548 or 413-734-3114